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Exhibit 10.1

WASHINGTON MUTUAL, INC. STOCK OPTION AGREEMENT
(1-Year Cliff Vesting)

        Washington Mutual, Inc. (the "Company"), by action of the Board and approval of its shareholders, established the Washington Mutual, Inc. 2003 Equity Incentive Plan (the "Plan"). The Participant is employed by the Company or a Related Company (or in the case of a Nonqualified Stock Option, the Participant is an employee, director, consultant, agent, advisor or independent contractor of the Company or a Related Company) and the Company desires to encourage the Participant to own Common Stock for the purposes stated in Section 1 of the Plan. In consideration of the foregoing, the parties have entered into this Stock Option Agreement (this "Agreement") to govern the terms of the Option (as defined below) granted by the Company. Defined terms in the Plan shall have the same meaning in this Agreement, except where the context otherwise requires.

1.     Grant of Option

        On the grant date (the "Grant Date") set forth in the electronic Notice of Grant ("Notice of Grant") provided to the Participant named therein, the Company has granted to the Participant a right to purchase up to the number of shares of the Company's Common Stock at the purchase price per share (the "Exercise Price"), each as adjusted from time to time pursuant to Section 15 of the Plan, set forth in the Notice of Grant, which right shall be subject to the terms and conditions set forth in the Notice of Grant, this Agreement, and the Plan (as amended from time to time) (the "Option"). By accepting the Option grant, the Participant irrevocably agrees on behalf of the Participant and the Participant's successors and permitted assigns to all of the terms and conditions of the Option as set forth in or pursuant to the Notice of Grant, this Agreement, and the Plan (as such may be amended from time to time).

2.     Exercisability; Notice of Exercise

          (a)   The Option shall not be exercisable as of the Grant Date. After the Grant Date, to the extent not previously exercised and provided that the Participant has not experienced a Termination of Service and remains continuously employed, the Option shall become vested and exercisable on the anniversary of the Grant Date specified below with respect to a number of shares of Common Stock (rounded to the nearest whole share) equal to the percentage of the total number of shares subject to the Option in accordance with the following schedule:

Anniversary of Grant Date	Percent (%) of Option Shares Vested & Exercisable
1st Anniversary	100%

          (b)   The vesting period and/or exercisability of the Option set forth in Paragraph 2(a) may be adjusted by the Committee to reflect the decreased level of employment during any period in which the Participant is on an approved leave of absence or is employed on a less than full time basis. Notwithstanding anything to the contrary in this Paragraph 2, the Option shall be subject to earlier acceleration of exercisability and/or expiration of the Option as provided in this Agreement and the Plan

          (c)   To the extent then exercisable, the Option may be exercised, from time to time, in whole or in part by notifying the Company or its designee of such exercise in such manner as the Company may from time to time require, which notice shall specify the number of shares of Common Stock for which the Option is to be exercised and be accompanied by evidence satisfactory to the Committee of such person's right to exercise the Option if the person exercising the Option is not the Participant, and which notice shall provide for payment of the Option Exercise Price in accordance with Section 7.5 of the Plan.

3.     Non-Transferability of Option

        Except as provided in Section 14 of the Plan, the Option is not transferable and the Participant may not make any disposition of the Option or any interest therein. (Section 14 of the Plan permits transfers by will and by the laws of descent and distribution and permits the Participant to designate one or more beneficiaries on a Company-approved form who can exercise an Option following the Participant's death. The Committee, in its sole discretion, may also permit the Participant to assign or transfer an Option, to the extent permitted under the Plan.) As used herein, "disposition" means any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and whether during the Participant's lifetime or upon or after the Participant's death, including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment. Any attempted disposition in violation of this Paragraph 3 and Section 14 of the Plan shall be void.

4.     Status of Participant

        The Participant shall not be deemed a shareholder of the Company with respect to any of the shares of Common Stock subject to the Option, except to the extent that such shares shall have been purchased and transferred to him or her. The Company shall not be required to issue or transfer any certificates for shares of Common Stock purchased upon exercise of the Option until all applicable requirements of law have been complied with and such shares shall have been duly listed on any securities exchange on which the Common Stock may then be listed.

5.     No Effect on Capital Structure

        The Option shall not affect the right of the Company or any Related Company to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

6.     Expiration of Option

        The right to purchase Common Stock under the Option shall expire on the date specified in the Notice of Grant, which is ten (10) years from the Grant Date, provided however, that the Option shall expire sooner in the circumstances described below in this Paragraph 6 and as otherwise provided under the Plan (for example, in connection with a Company Transaction under Section 15.3 of the Plan).

            (a)   Termination of Service without Cause. Upon a Termination of Service without Cause, (i) any part of the Option that is unexercisable as of such termination date shall remain unexercisable and shall terminate as of such date, and (ii) the Participant shall have the right for 12 months after the date of such Termination of Service to exercise only that portion of the Option that has become exercisable as of the date of such Termination of Service, and thereafter the Option shall terminate and cease to be exercisable.

            (b)   Termination of Service for Cause. Upon a Termination of Service for Cause, the portion, if any, of the Option that remains unexercised at the time the Participant is notified of such Termination of Service shall terminate and cease to be exercisable as of such time.

            (c)   Retirement as Employee or Director. Upon a Termination of Service by reason of Retirement, the Participant shall have the right, until one (1) year after the date of such Termination of Service, to exercise only the portion of the Participant's Option that has become exercisable as of the date of such Termination of Service, and thereafter the Option shall terminate and cease to be exercisable, except that if such Retirement occurs after the

    Participant has attained age 60 (age 72 for Board directors), then (i) the Option shall become exercisable in full as of the date of such Termination of Service and (ii) the Participant shall have the right to exercise the Option through the date that is five (5) years after the date of such Termination of Service. Thereafter, the Option shall terminate and cease to be exercisable.

            (d)   Disability. Upon a Termination of Service by reason of Disability, (i) the Option shall become exercisable in full as of the date of such Termination of Service and (ii) the Participant shall have the right for 12 months after the date of such Termination of Service to exercise the Option. Thereafter, the Option shall terminate and cease to be exercisable.

            (e)   Death. Upon a Termination of Service by reason of death, (i) the Option shall become exercisable in full as of the date of such Termination of Service and (ii) the Option shall be exercisable by the Participant's legal representatives, heirs, legatees, or distributees for 12 months after the date of such Termination of Service. Thereafter, the Option shall terminate and cease to be exercisable. Notwithstanding the foregoing, if a Participant dies after a Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is exercisable as of the date of such Termination of Service shall expire 12 months after the date of death, unless the Committee determines otherwise.

        It is the Participant's responsibility to be aware of the date the Option terminates.

7.     Committee Authority

        Any question concerning the interpretation of this Agreement or the Plan, any adjustments required to be made under the Plan, and any controversy that may arise under the Plan or this Agreement shall be determined by the Committee (including any person(s) to whom the Committee has delegated its authority) in its sole and absolute discretion. Such decision by the Committee shall be final and binding.

8.     Stock Option Tax Treatment

        The Option is intended to be treated for tax purposes as a Nonqualified Stock Option and not to be subject to tax treatment as an Incentive Stock Option.

9.     Plan Controls

        The terms of the Notice of Grant and this Agreement are governed by the terms of the Plan, as it exists on the date of the grant and as the Plan is amended from time to time. In the event of any conflict between the provisions of the Notice of Grant or this Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise. The term "Section" generally refers to provisions within the Plan; provided, however, the term "Paragraph" shall refer to a provision of this Agreement.

10.   Limitation on Rights; No Right to Future Grants; Extraordinary Item.

        By entering into this Agreement and accepting the Option, Participant acknowledges that: (i) Participant's participation in the Plan is voluntary; (ii) the value of the Option is an extraordinary item which is outside the scope of any employment contract with Participant; (iii) the Option is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and Participant will not be entitled to compensation or damages as a consequence of Participant's forfeiture or expiration of any unvested portion of the Option as a result of Participant's Termination of Service with the Company or any Related Company for any reason; and (iv) in the event that Participant is not a direct employee of Company, the grant of the Option will not be interpreted to form an employment relationship with the Company or any Related Company and the grant of the Option will not be interpreted to form an employment contract with the Participant's employer, the Company or any Related Company. The Company shall be under no obligation whatsoever to advise the Participant of the existence, maturity or termination of any of Participant's rights hereunder and Participant shall be responsible for familiarizing himself or herself with all matters contained herein and in the Plan which may affect any of Participant's rights or privileges hereunder.

11.   General Provisions

          11.1    Notice

          Whenever any notice is required or permitted hereunder, such notice must be in writing and delivered in person or by mail (to the address set forth below if notice is being delivered to the Company) or electronically. Any notice delivered in person or by mail shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Any notice given by the Company to the Participant directed to Participant at Participant's address on file with the Company shall be effective to bind the Participant and any other person who shall have acquired rights under this Agreement. The Company or the Participant may change, by written notice to the other, the address previously specified for receiving notices. Notices delivered to the Company in person or by mail shall be addressed as follows:

Company:	Washington Mutual, Inc. Attn: Leadership Rewards, Stock Administrator Mail Stop SAS-1610 1191 Second Avenue Seattle, WA 98101

          11.2    No Waiver

          No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

          11.3    Undertaking

          Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the Option pursuant to the express provisions of this Agreement.

          11.4    Entire Contract

          This Agreement, the Notice of Grant and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.

          11.5    Successors and Assigns

          The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and Participant and Participant's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

          11.6    Securities Law Compliance; Restrictions on Resales of Option Shares

          The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any exercise of the Option and/or any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued as a result of the exercise of the Option, including without limitation (a) restrictions under an insider trading policy, (b) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the Option and/or the Common Stock underlying the Option and (c) restrictions as to the use of a specified brokerage firm or other agent for exercising the Option and/or for such resales or other transfers. The sale of the shares underlying the Option must also comply with other applicable laws and regulations governing the sale of such shares.

          11.7    Information Confidential

          As partial consideration for the granting of the Option, the Participant agrees that he or she will keep confidential all information and knowledge that the Participant has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

          11.8    Governing Law

          Except as may otherwise be provided in the Plan, the provisions of the Notice of Grant and this Agreement shall be governed by the laws of the state of Washington, without giving effect to principles of conflicts of law.

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  Exhibit 10.1